UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 15, 2005

Freescale Semiconductor, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32241	20-0443182
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6501 William Cannon Drive West, Austin, Texas		78735
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	512.895.2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Freescale entered into a Separation and Release Agreement (the "Separation Agreement") with Carleton D. Pearl, Vice President,Treasurer effective February 15, 2005. Under the terms of the Separation Agreement, Mr. Pearl’s employment with Freescale continued at his current salary through February 12, 2005. The Separation Agreement provides that Freescale will pay Mr. Pearl a separation allowance of $325,000. The Separation Agreement further provides that Mr. Pearl is eligible to receive an incentive payment from Freescale under the company’s incentive plan for 2004 in accordance with the terms of the plan, and that, in accordance with the terms of the letter offering him employment with Freescale, the unvested stock options from the grant provided to Mr. Pearl upon his employment with Freescale will be accelerated and vest effective February 12, 2005. A copy of the Separation Agreement is filed as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

Separation and Release Agreement by and between Freescale Semiconductor, Inc. and Carleton D. Pearl, effective February 15, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freescale Semiconductor, Inc.

February 15, 2005	By:	John D. Torres

Name: John D. Torres
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Separation and Release Agreement--Carleton D. Pearl